Exhibit 99.1

Leap Therapeutics Announces $58.88 Million Private Placement in Cash Commitments

Led by Winklevoss Capital to

Initiate a Digital Asset Treasury Strategy

Cambridge, MA – October 6, 2025 – Leap Therapeutics (Nasdaq:LPTX), a biotechnology company focused on developing targeted and immuno-oncology therapeutics, today announced $58,888,888 in cash commitments for a private investment in public equity (“PIPE”) offering led by Winklevoss Capital to initiate a digital asset treasury strategy. Leap has entered into a securities purchase agreement for the purchase and sale of (i) 95,849,353 shares of common stock (the “Purchased Shares”) or pre-funded warrants in lieu thereof (the “Purchased Pre-Funded Warrants”) and (ii) warrants to purchase an additional 71,887,008 shares of common stock at an exercise price of $0.5335 per share (the “Purchased Warrants” and together with the Purchased Shares and the Purchased Pre-Funded Warrants, the “Units”), for an aggregate exercise price per Unit of $0.61439.

Winklevoss Capital will provide both capital and strategic support to help Leap structure and execute its digital asset treasury strategy. Leveraging the expertise of Winklevoss Capital, Leap aims to build long-term shareholder value through active participation in digital assets. A portion of the capital will be used to continue development of Leap’s therapeutic programs, including FL-501 and sirexatamab, which has recently completed a randomized controlled Phase 2 trial in patients with colorectal cancer that is being presented in a Mini Oral Session at the European Society for Medical Oncology (ESMO) Congress 2025 on October 19 in Berlin, Germany.

Pursuant to a lead investor agreement, upon delivery of written notice, Leap will increase the size of its Board of Directors to 12 members and Winklevoss Capital will have the right to nominate two individuals to Leap’s Board of Directors, one of whom shall also be the chairperson of the Board.

Leap expects to release additional updates regarding its treasury activities in the near-term.

The closing of the private placement is expected to occur on or about October 8, 2025, subject to the satisfaction of customary closing conditions.

Leap has selected Parcrest as the placement agent.

Morgan, Lewis & Bockius LLP is acting as legal advisor to Leap.

Cooley LLP is acting as legal advisor to Winklevoss Capital.

The offer and sale of the foregoing securities is being made in a private placement in reliance on an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws. Concurrently with the execution of the securities purchase agreements, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale by the purchasers participating in the offering of the Purchased Shares and the shares of common stock underlying the Purchased Pre-Funded Warrants and the Purchased Warrants. Any offering of the Company's common stock under the resale registration statement will only be made by means of a prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. The private placement is being conducted in accordance with applicable Nasdaq rules and was priced to satisfy the "Minimum Price" requirement (as defined in the Nasdaq rules).

About Leap Therapeutics

Leap Therapeutics (Nasdaq: LPTX) is focused on developing targeted and immuno-oncology therapeutics. Leap's pipeline includes sirexatamab (DKN-01), a humanized monoclonal antibody targeting the Dickkopf-1 (DKK1) protein and FL-501, a humanized monoclonal antibody targeting the growth and differentiation factor 15 (GDF-15) protein. For more information about Leap Therapeutics, visit http://www.leaptx.com or view our public filings with the SEC that are available via EDGAR at http://www.sec.gov or via https://investors.leaptx.com/.

About Winklevoss Capital

Winklevoss Capital is an investment firm founded in 2012 by Cameron and Tyler Winklevoss that invests in frontier technologies.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the anticipated benefits and timing of the completion of the proposed offering and related transactions, the intended use of proceeds from the offering, the assets to be held by the Company, the expected future market, price and liquidity of the digital assets the Company acquires, the macro and political conditions surrounding digital assets, the Company’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other corporations in similar business strategies, technological and market trends, future financial condition and performance and the expected financial impacts of the proposed transactions described herein. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the transactions and the proposed digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of cryptocurrencies; the risk that the price of the Company’s common stock may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory, and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Contacts

Douglas E. Onsi

President & Chief Executive Officer

Leap Therapeutics, Inc.

617-714-0360

donsi@leaptx.com

Matthew DeYoung

Investor Relations

Argot Partners

212-600-1902

leap@argotpartners.com